Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185	Trading Symbol: VGZ NYSE American and TSX Stock Exchanges

_______________________ NEWS _______________________

Vista Gold Corp. Achieves Significant Milestone with Approval of the Final Major Authorization for Mt Todd

Denver, Colorado, June 14, 2021 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) is pleased to announce it has received approval of the Mining Management Plan (“MMP”) by the Northern Territory (“NT”) Government for the Company’s 100% owned Mt Todd gold project (“Mt Todd” or the “Project”) located in Northern Territory, Australia.

The MMP (similar to a mine operating permit in North America) is the final major authorization required for the development of the Mt Todd mine. The receipt of this approval marks the achievement of a significant de-risking milestone that has been the focus of the Company for the last three years. This approval, combined with the previously-approved major environmental permits, recognizes the quality and advanced stage of engineering and project planning, and is a fundamental part of the Company’s strategy for gaining greater recognition of the intrinsic value of Mt Todd.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “The approval of the MMP is a landmark achievement for Vista, its shareholders and the Northern Territory. We believe the approval of the MMP distinguishes Mt Todd as an attractive, de-risked, and partner-ready development-stage gold project highlighted by a large-scale production design, low expected operating costs, mining friendly jurisdiction, substantial existing infrastructure, strong social and government support, and all major authorizations in hand.”

“At a gold price of $1,900 and a foreign exchange rate of US$0.775=A$1.00, the after-tax NPV5% is estimated to be $1.7 billion with an after-tax IRR of more than 38.8%. We are committed to realizing the full value of Mt Todd for our shareholders.” Vista Gold CEO Video.

Mr. Earnest continued, “Following extensive consultation with the Jawoyn people and local environmental, community and business stakeholders, we’re very pleased to be another step closer to delivering a project that is expected to provide significant economic benefit to the Northern Territory. We would like to thank our employees and consultants for their unyielding determination as they worked diligently and cooperatively with the NT Government to advance the permitting process, and express our appreciation to the people in the surrounding communities for the strong support they have demonstrated for Mt Todd and Vista. We will continue to work closely with all stakeholders to ensure the safe and responsible development of Mt Todd.”

Technical Report on Mt Todd

For further information on the Mt Todd Gold Project, see the Technical Report entitled “NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia” with an effective date of September 10, 2019 and an issue date of October 7, 2019, amended September 22, 2020, which is available on SEDAR as well as on Vista’s website under the Technical Reports section. John Rozelle, Vista’s Sr. Vice President, a Qualified Person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects, has approved the information in this press release.

About Vista Gold Corp. and Mt Todd

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is the largest undeveloped gold project in Australia and, if developed as presently designed, would potentially be Australia’s fourth largest gold producer on an annual basis, with lowest tertile in-country and global all-in sustaining costs. Mt Todd’s extensive 1,501 km2 of exploration licenses offer excellent potential to expand gold resources and reserves and increase the life of the mine. All major operating and environmental permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Vista Gold website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the belief Mt Todd is an attractive, de-risked, and partner-ready development-stage gold project; the future value of Mt Todd including estimates of after-tax NPV5% and after-tax IRR; that Mt Todd is the largest undeveloped gold project in Australia; our commitment to a strategy that maximizes shareholder value; our expectation that Mt Todd will be Australia’s fourth largest gold producer on an annual basis, with lowest tertile in-country and global all-in sustaining costs; the belief that greater recognition of the intrinsic value of Mt Todd will be gained; the expectation that the Mt Todd mine will achieve large-scale production and low operating costs; the expectation that the Project will provide significant economic benefit to Northern Australia; the belief that Mt Todd’s exploration licenses offer potential to expand gold resources and reserves and increase the life of the mine; and other anticipated mine development and operating costs and results at Mt Todd are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, results of our test work for process area improvements, mineral resource and reserve estimates and results of preliminary economic assessments, prefeasibility studies and feasibility studies on our projects, if any, our experience with regulators, and positive changes to current economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; whether potential partners exist and what views they may have regarding expeditious development of the Mt. Todd project; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; whether anticipated gold recoveries and production would be achieved; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

2

Cautionary Note to United States Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. The technical reports referenced in this press release uses the terms defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). These standards are not the same as reserves under the SEC’s Industry Guide 7 and may not constitute reserves or resources under the SEC’s newly adopted disclosure rules to modernize mineral property disclosure requirements (“SEC Modernization Rules”), which became effective February 25, 2019 and will be applicable to the Company in its annual report for the fiscal year ending December 31, 2021. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Additionally, the technical reports uses the terms “measured resources”, “indicated resources”, and “measured & indicated resources”. We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in the technical reports have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an inferred resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standard. However there are differences between the definitions and standards under the SEC Modernization Rules and those under the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral resource estimates will be the same as those reported under CIM Definition Standards as contained in the technical reports prepared under CIM Definition Standards or that the economics for the Mt Todd project estimated in such technical reports will be the same as those estimated in any technical report prepared by the Company under the SEC Modernization Rules in the future.

3